Exhibit 2.6
                                    ADDENDUM

         This Addendum is hereby made this _______ day of _____________, 2004 to that certain Purchase and Sale Agreement dated 01/10/2003, by and between NATIONAL RESIDENTIAL PROPERTIES, INC., a Nevada corporation (the "Seller") and SALOMON YUKEN AND/OR ASSIGNS (the "Buyer").



         Said contract is hereby amended as follow:

         1. Buyer and Seller hereby agree to extend the closing date through January 31, 2004.

         2. The remaining terms of the Purchase and Sale Agreement shall remain intact and in Full Force and Effect.

         Signed at Miami-Dade County, Florida this ____ day of __________, 2004.


                                          SELLER:

                                          /s/RICHARD ASTROM
Witness                                   NATIONAL RESIDENTIAL PROPERTIES, INC.
                                          a Nevada corporation


Witness
                                          BUYER:


Witness

                          SALOMON YUKEN AND/OR ASSIGNS


Witness